Exhibit 99.1

FastFunds Financial Corporation and Subsidiaries Cannabis Angel, Inc. and The 420 Development Corporation Announce Completion of Definitive Agreement With Brawnstone Security, LLC

WEST PALM BEACH, FL--(Marketwired - July 22, 2014) - FastFunds Financial Corporation ("FastFunds" or the "Company") (PINKSHEETS: FFFC) and its wholly-owned subsidiaries, Cannabis Angel, Inc., and The 420 Development Corporation, announce the completion of a definitive agreement pertaining to the acquisition of a 70% interest in Ohio-based Brawnstone Security, LLC ("Brawnstone").

Brawnstone is an armed security services company specializing in asset protection and recovery, private investigation, housing security, skip tracing and tactical training. Brawnstone also provides a wide range of custom security solutions that include hardware installation and remote monitoring systems. The Brawnstone team is comprised of police officers, private investigators, law enforcement and military tactical trainers, private security consultants, skip tracers, and school security professionals. Additional information pertaining to the company can be found on Brawnstone's websites at:

http://www.brawnstone.com/

http://www.urbancombatacademy.com/

The unaudited accounting records of Brawnstone indicate that the company is a profitable, revenue producing entity that has built a solid business since its inception in 2011. Its client roster is made up of companies doing business in several industries and also includes State owned facilities and government housing establishments.

The Company hopes to close on this acquisition within the next two weeks, once legal, accounting and regulatory compliance due-diligence has been finalized. Management and staff of the Company are focusing exclusively on this effort and are working closely with the founders of Brawnstone to expedite the closing of this transaction. Further details pertaining to the transaction will be announced to our shareholders upon closing.

Once this transaction has been finalized, the Company will work closely with the management and staff of Brawnstone to transition part of its existing marketing efforts towards securing a client base within the cannabis industry. Over the next several years, as legalization takes effect in several other States, the Company hopes to position itself as a major competitor within the industry by offering solutions to businesses competing within the cannabis industry, such as armed security and asset protection.

"We are pleased to have entered into a definitive agreement with Brawnstone. Daniel Unsworth, President and Founder of the company, has built a solid business with a sustainable long-term growth plan. Given our ability to finance further growth for Brawnstone's lucrative business model, the opportunity for us to compete as significant players in the cannabis security industry is tremendous. The expertise that Mr. Unsworth and his staff bring to the table will allow us to make significant headway in securing our position within this space. We look forward to expediting the completion of the due-diligence process and closing on this transaction as soon as possible," commented Mr. Henry Fong, President and CEO of FastFunds Financial Corporation.

Shareholders of the Company can expect to receive regular updates as progress is being made on the closing of this acquisition.

About FastFunds Financial Corporation
FastFunds Financial Corporation is a holding company that is publicly traded on the Pink Sheets exchange, under the symbol "FFFC." The Company currently operates in the financial services industry segment with a single credit card services portfolio. The Company is currently seeking new business opportunities to diversify and complement its current services and products, to enhance its technical capabilities and to offer growth opportunities to its stockholders. The Company recently announced the formation of Cannabis Angel, Inc., a company involved in providing financing alternatives, corporate finance and general management consulting services to early-stage cannabis companies and related ventures. Most recently, the Company developed and launched GreenEnergyMedia.TV. This new website acts as an interactive social media hub that caters exclusively to providing the medical and recreational marijuana communities with access to several hundred news and social media feeds in real-time.

FORWARD-LOOKING STATEMENTS
This news release may include "forward-looking statements" regarding FastFunds Financial Corporation, and its subsidiaries, business and project plans. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where FastFunds Financial Corporation expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. FastFunds Financial Corporation does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For Further Information Please Contact:
FastFunds Financial Corporation & Cannabis Angel, Inc.
Mr. Henry Fong
President and Chief Executive Officer
Phone: (561) 514-9042